UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 17, 2017

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

2103 S. Wadsworth, Suite 202, Lakewood, Colorado 80227

(Address of Principal Executive Offices) (Zip Code)

(303) 875-1044

(Registrant's telephone number, including area code)

102 North Curry Street, Carson City, Nevada 89703

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

The Company has rescinded, effective July 31, 2014, an Asset Purchase Agreement (the “Purchase Agreement”) previously made by the Company with SJE Mining LLC, a Nevada entity, (“SJE”) pursuant to which the Company had, in exchange for the acquisition of mining claims located in Washoe and Churchill Counties, in the State of Nevada (the “Mining Claims”)  (A) issued a total of 200 million shares (8 million shares after giving effect to a subsequent reverse stock split) of the Company’s common stock and (B) assumed $150,000 of SJE’s liabilities represented by three promissory notes (“Notes”).

The rescission will be effected by returning to SJE by assignment the Mining Claims so acquired together with written notice of the rescission, and repudiating in writing to the holders the Company’s obligations under the Notes. The Company does not anticipate incurring any penalties as a result of the rescission.

The Company has taken these actions as a result of determinations by the Board of Directors that (i) shareholder approval of the transaction was originally based upon a commitment for significant financing which did not materialize and (ii) the assets acquired in the transaction have proven to be nearly worthless.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.02 above and Item 5.02 below are incorporated herein by reference.

Item 2.05  Costs Associated with Exit or Disposal Activities

The information set forth in Item 1.02 above and Item 5.02 below are incorporated herein by reference. The Company does not anticipate incurring any material costs in connection with the disposal of assets.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) The information set forth in Item 1.02 above and Item 5.02 below are incorporated herein by reference.

(1)

The Board of Directors has determined that all financial statements of the Company covering periods from and after July 31, 2014, should not be relied upon.

(2)

The Board of Directors has determined that the assets acquired by the Company in the Purchase Agreement with SJE are essentially worthless.

(3)

The Board of Directors will endeavor to schedule time with the Company’s auditors to discuss this matter but has not done so as of the date of this report.

(b) Not Applicable

(c) Not Applicable

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(a) Not Applicable

(b) Removal of Directors and Officers

On April 17, 2017 pursuant to a Written Consent without a meeting of the Company’s shareholders, holders of 50.02% of the issued and outstanding shares of the Company entitled to vote at a meeting of shareholders took the following actions:

A.

Voted to remove the following directors: Mr. Herb Duerr, Mr. Quentin Browne and Mr. Larry Bigler, CPA as well as Steve Jones and Thomas Mancuso.

B.

Approved Rescission of Prior Transactions (See Item 2.01 above, incorporated herein by reference)

C.

Approved the Appointment of new Directors:  Mr. Phillip Allen, as Chairman, Mr. Keith Simon and Mr. Iain Stewart.

On April 17, 2017 the newly appointed Directors named above unanimously voted to remove Mr. Herb Duerr as President, Mr. Quentin Browne of any office and Mr Larry Bigler, as Chief Financial Officer as well as any other existing Officers who may not have been identified in any Company filings subsequent to July 31, 2014.

There was no disagreement with any of the Officers or Directors who were removed by the newly appointed board. No letters have been received by the Company from any of the persons removed from office as a result of the actions described above; the Company has mailed each such person a copy of the disclosures it is making in this current report, and will amend this current report upon receipt of written correspondence from any of such persons. All accrued salaries and compensation of every kind previously due to the removed Officers and Directors for periods subsequent to July 31, 2014 have been cancelled and all existing persons authorized to sign on the Company’s bank accounts were ordered removed, to be replaced by a person or persons to be nominated and appointed by the new Board of Directors.

(c)  New principal executive officer and principal financial officer

(1) Newly appointed Directors and Officers

Phillip Allen, DIRECTOR, CHAIRMAN, Chief Executive Officer and President

Mr. Allen, age 68, has over 25 years of varied experience structuring, staffing, managing and helping to fund start up and development stage companies. He has served as President, CEO and Chairman of fully reporting companies he has helped take public on the Over the Counter Bulletin Board. Since February of 2007, Mr. Allen has served as Founder and President of Strategic Development Partners, a boutique capital consulting firm targeting start-up and development stage companies seeking funding, strategic development planning and marketing assistance. Mr. Allen has, for over two decades, provided leadership to start-up companies as a senior management, founder or consultant. Mr. Allen was involved at the senior management or consulting levels of a number of hi-tech companies that he facilitated taking public through reverse mergers. Mr. Allen has personally facilitated the structuring and start-up planning and funding for numerous clients throughout the United States, as well as the Peoples Republic of China. Mr. Allen, through Strategic Development Partners, has been responsible for the capital structure, staffing, seed/first stage funding and strategic planning for two major networks in China, while providing strategic advice and counsel to its founding officers, directors, consultants and advisors to qualify them to trade on the OTC.BB.

Mr. Allen has a BS and a BA in business, education and philosophy from Central Michigan University (CMU), and MA in General Educational Administration from CMU in 1980 and has completed doctoral work in labor and industrial relations at Michigan State University.

Keith Simon, DIRECTOR and Chief Financial Officer

Mr. Simon, age 72, has extensive experience in finance, operations and administration. Throughout his career he has held senior management, finance and operations positions having worked for companies ranging from Citigroup/Smith Barney to the San Francisco 49ers. From 2004 through the present he has worked for SCS Development holding various positions such as Manager of Aviation Operations, Investment Advisor and property tax appeals coordinator. From 2002 through 2008 he worked for Citigroup/Smith Barney where his primary focus was serving as a financial and investment advisor.

Iain Stewart, PhD, DIRECTOR and Vice President of Strategic Planning

Mr. Stewart, PhD, age 68, is a physicist and mathematician by training, Mr. Stewart brings 32 years of progressive technical and management experience to ensure the success of business clients worldwide. Since 2009, he has worked with Strategic Development Partners to mentor start-up companies in areas of technology and management. Prior to this, from 2006-2009, he was the Principal Technologist at Carrier Access (now Force 10) in developing cell site voice/data compression solutions for mobile carriers. From 2003-2006, Mr. Stewart provided direction, technical support and leadership for regional networks in China and India using a variety of transport solutions including fiber, power line and 4G wireless.

From 1998-2003, as Director of Wireless at CH2M Hill, he led business case analysis and funding procurement with GE Capital, Bank of America, and Blackstone Associates for regional networks in the U.S., Europe and the Far East for delivery of services over fiber, hybrid fiber-coax and wireless. He then managed their deployment.

Prior to this, beginning in 1987, Mr. Stewart worked for US WEST, initially creating platforms to integrate traditional switching with voice units for a variety of solutions including information gateways, resort booking and E911. In 1991 he moved to the PCS group where he pioneered new data-communications technologies for interference-prone wireless communications. This culminated in helping legitimize CDMA IS.95 as the 2nd North American standard with the TR45.3 committee. As Senior Engineer at US WEST Wireless, he helped deploy its 14-state CDMA-based cellular network and led the development and deployment of all data-related services for messaging, Internet access and integrated wireless/landline voice mail.

Early in his career, Mr. Stewart designed and coded mainframe operating system software and data communications protocols for a variety of projects, particularly in office automation with ICL in the UK, Philips in Holland and Bell Labs in the U.S. Mr. Stewart holds a B.Sc. in Physics and Applied Maths from St Andrews University, a Ph.D. in low-temperature semiconductor technology, an M.Ed. in Education and an M.S. in Systems Analysis and Design.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a) Not Applicable

(b) The information set forth in Item 5.02 above is incorporated herein by reference.

(c) Not Applicable

(d) Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker Lane Exploration, Inc.

Date: April 25, 2017	By:	/s/ Phillip Allen
Phillip Allen
Chief Executive Officer and President